Generex Revises Record & Payment Dates

for 20:1 Stock Dividend

MIRAMAR, FL, November 16, 2018 / (Business Wire) / -- Generex Biotechnology Corporation (www.generex.com) (OTCQB:GNBT) (http://www.otcmarkets.com/stock/GNBT/quote) today announced that it has revised the record and payment dates for the previously announced 20:1 common stock dividend.

The Record Date for the determination of the holders of the Company’s common stock entitled to participate in the Company’s 20:1 common stock dividend will now be Tuesday, November 20, 2018. The dividend Payment Date will be Friday, November 30, 2018.

The Company believes that the ex-dividend date will be Monday, December 3, 2018 by application of FINRA Uniform Practice Code section 11140(b)(2) because the dividend is greater than 25 percent of the value of the Company’s common stock. In addition, effective September 5, 2017, the U.S. Securities and Exchange Commission shortened the settlement cycle for transactions in U.S. equities from trade date plus three business days (T+3) to T+2 (Rule 15c6-1(a) under the Securities Exchange Act of 1934 (17 CFR 240)). Common stock acquired in trades settled prior to the ex-dividend date will be entitled to receive the dividend.

If shareholders of record sell stock after the record date but before the ex-dividend date, their shares will be sold with a “due bill” book entry which will denote that, although the Company will pay the dividend to the stockholder’s account, the stockholder’s account must relinquish the amount of that dividend over to the buyer of the stock. Conversely, if stock is purchased after the record date but the trade settles before the ex-dividend date, the buyer will be entitled to the dividend and will receive it via the due bill process.

The stock dividend will result in 20 shares of common stock paid for every share of common stock owned.

Generex President & Chief Executive Officer Joseph Moscato stated: “I am pleased that we now have definitive dates for our common stock dividend and can now move forward with this part of our plan to reward our stockholders for their patience as we’ve reorganized Generex and paved the way for us to create value for our stockholders as we continue to build value in our Company.”

This press release does not constitute legal advice. Investors are encouraged to solicit independent legal advice and to consult their independent investment brokerage firms as to record, payment, and ex-dividend dates and the application thereof to trades in the Company’s common stock in the context of the stock dividend.

About Generex Biotechnology Corporation

Generex is a strategic, diversified healthcare holdings company with offerings in a variety of services, diagnostics, medical devices, and pharmaceutical development.

The Company’s direct-to-patient services support its strategy of all-inclusive access to doctors, diagnostics, therapeutics, and additional health-related services to greatly improve the patient experience in receiving care.

On the provider side, Generex’s management services remove administrative burdens in multiple provider settings, including private practice and hospital, allowing doctors to devote more time to patient care.

Revenue from the Company’s subsidiaries will support clinical advancement of its wholly owned therapeutic products with a focus in immunotherapeutics based on stimulating critical members of the immune response, known as T helper cells, and its proprietary buccal administration of insulin.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Generex Biotechnology Corporation

Joseph Moscato

646-599-6222

Todd Falls

800-391-6755 Extension 222

investor@generex.com

Russo Partners

Investor / Media Contacts:

Alex Fudukidis

(646) 942-5632

alex.fudukidis@russopartnersllc.com

Caroline Cunningham

(212) 845-4292

Caroline.Cunningham@russopartnersllc.com